UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

AGL Resources Inc. today announced that its board of directors has approved a definitive merger agreement under which the company will acquire all the outstanding shares of NUI Corporation (NUI) for $13.70 per share in cash, or $220 million in the aggregate based on approximately 16 million shares currently outstanding, and the assumption of NUI’s outstanding debt at closing.  At March 31st, NUI had approximately $607 million in debt and $136 million of cash on its balance sheet, bringing the current net value of the acquisition to $691 million. The definitive merger agreement is filed hereto as Exhibit 2.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number

Description

2.1

Agreement and Plan of Merger by and between AGL Resources Inc., Cougar Corporation and NUI Corporation, dated July 14, 2004

ITEM 9.  REGULATION FD DISCLOSURE

For Immediate Release

Financial Contact:	Media Contact:
Steve Cave	Nick Gold
Director, Investor Relations	Director, Community Affairs
(404) 584-3801	(404) 584-3457

AGL RESOURCES TO ACQUIRE NUI CORPORATION

Addition of Urban Utility Operations in New Jersey, Florida and Maryland
Expands Geographic Footprint

Atlanta, Ga., July 15, 2004 – AGL Resources (NYSE: ATG) today announced that its board of directors has approved a definitive merger agreement under which the company will acquire all the outstanding shares of NUI Corporation (NYSE: NUI) for $13.70 per share in cash, or $220 million in the aggregate based on approximately 16 million shares currently outstanding, and the assumption of NUI’s outstanding debt at closing.  At March 31st, NUI had approximately $607 million in debt and $136 million of cash on its balance sheet, bringing the current net value of the acquisition to $691 million.

NUI is a diversified energy company that operates natural gas utilities and natural gas storage and pipeline businesses.  The company, which in the past year has shed a majority of its non-regulated businesses, provides natural gas to approximately 367,000 residential, commercial and industrial customers in New Jersey, Florida, Maryland and Virginia.

The acquisition will strengthen AGL Resources’ position as a preeminent operator of natural gas utility assets in the Eastern United States by incrementally expanding its base of strong urban utility operations.  With this acquisition, AGL Resources — named by Platts Global Energy as the 2003 Gas Company of the Year — will:

o

Expand its geographic footprint along the East Coast, reaching from Florida to New Jersey;

o

Increase its customer base by approximately 20 percent to a total of more than 2.2 million customers;

o

Modernize operations and upgrade service quality to NUI’s customers;

o

Acquire strategic natural gas storage assets and pipeline connections;

o

Enhance its asset management capabilities; and

o

Expect to see earnings accretion within the first full year after closing, based on AGL Resources’ experience integrating Virginia Natural Gas.

“Today’s announcement is the culmination of a multi-month process to identify an appropriate strategic opportunity in the regulated sphere,” said Paula G. Rosput, AGL Resources’ chairman, president and chief executive officer.  “We’ve spent the time necessary to understand NUI’s operations and the challenges the company has faced in recent months.  We have a clear line of sight to improving NUI’s business to a level on par with our other utilities.  We have a patient and deliberate growth strategy, and this transaction exemplifies that disciplined approach.  We will apply that same discipline toward consolidating NUI’s operations and assets for the benefit of all our stakeholders.”

“We have developed a track record of strong financial performance in large part because of our ability to run utility operations exceptionally well,” said Richard T. O’Brien, AGL Resources executive vice president and chief financial officer.  “This transaction provides an incremental opportunity to build on that track record and enhance shareholder value.  We look forward to working cooperatively with the regulatory and governmental agencies to close the transaction in a reasonably short timeframe and remove the uncertainty that has hung over NUI since it announced its intention to sell the company almost one year ago.”

The transaction is subject to the approval of NUI’s shareholders; the Securities and Exchange Commission; the state regulatory agencies of New Jersey, Florida, Maryland and Virginia; the expiration of the Hart-Scott-Rodino waiting period; and various other closing conditions.  The merger agreement has been included as an exhibit to AGL Resources’ Current Report on Form 8-K filed to be filed today with the Securities and Exchange Commission.  Upon closing, NUI Corporation’s operations will become wholly owned subsidiaries of AGL Resources.

The purchase of NUI shares will be funded primarily through the issuance of equity, and AGL Resources expects to refinance a portion of NUI’s outstanding debt upon closing.  AGL Resources expects to maintain its strong investment-grade ratings and its current dividend policy post-acquisition.

Morgan Stanley acted as financial advisor, and LeBoeuf, Lamb, Greene & MacRae, L.L.P. acted as legal counsel to AGL Resources.

Investor Conference Call and Webcast

The AGL Resources management team will host a webcast and conference call to discuss the transaction on Thursday, July 15, 2004, at 10 a.m. EDT.  The webcast can be accessed via the Investor Information section of the AGL Resources’ corporate website at www.aglresources.com. The toll-free dial-in number for the call is 888-396-2386, with a passcode of 78691349.  The replay number is 888-286-8010, with a passcode of 40359013. The replay and archived webcast will be available from two hours after the call until midnight on July 22, 2004.  The news release and conference call slides also will be available on the website under the Investor Information section.

AGL Resources
AGL Resources is an Atlanta-based energy services holding company. Its utility subsidiaries – Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas – serve more than 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including wholesale trading, marketing, gathering and transportation services as well as third-party asset management. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. For more information, visit www.aglresources.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction between AGL Resources and NUI Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the transaction; (ii) statements with respect to the parties’ plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets" and similar expressions. These statements are based upon the current beliefs and expectations of AGL Resources’ and NUI Corporations’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that conditions imposed by the definitive merger agreement may not be met causing the transaction not to close; (2) the risk that the businesses of AGL Resources and NUI Corporation will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (3) expected revenue synergies and cost savings from the transaction may not be fully realized or realized within the expected time frame; (4) revenues following the transaction may be lower than expected; (5) the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; and (6) the failure of NUI Corporation’s shareholders to approve the transaction.  Additional factors that could cause AGL Resources’ and NUI Corporations’ results to differ materially from those described in the forward-looking statements can be found in the companies’ respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to AGL Resources and NUI Corporation or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above.  AGL Resources and NUI Corporation do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: July 15, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer